UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 3, 2021

MULLEN AUTOMOTIVE INC.

__________________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-34887	86-3289406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Pioneer Street, Brea, California 92821

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(714) 613-1900

Net Element, Inc., 3363 NE 163rd Street, Suite 606, North Miami Beach, Florida 33160

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MULN	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

As previously disclosed in Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Mullen Automotive Inc. (f/k/a Net Element, Inc.), a Delaware corporation (the “Company”), on July 21, 2021 and August 19, 2021 (collectively, the “Merger Current Report”), the Company entered into a Second Amended and Restated Agreement and Plan of Merger, as amended by a First Amendment entered into on August 18, 2021 (together, the “Merger Agreement”), with Mullen Technologies, Inc., a California corporation (“Mullen Technologies”), Mullen Acquisition, Inc., a California corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Mullen Automotive, Inc., a California corporation (“Mullen Automotive-California”) and a wholly-owned subsidiary of Mullen Technologies, providing for the merger of Merger Sub with and into the Mullen Automotive (the “Merger”), with Mullen Automotive-California surviving the Merger as a wholly-owned subsidiary of the Company.

The Company called a special meeting of stockholders (the “Special Meeting”) to approve the Merger Agreement, which Special Meeting was held on August 26, 2021 (that was adjourned on August 26 and resumed and concluded on August 31, 2021). As reported in the Current Report on Form 8-K filed with the SEC on August 31, 2021 (the “August Current Report”), the holders of the requisite number of shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) approved the Merger, adopted the Merger Agreement, approved certain amendments to the Company’s Amended and Restated Certificate of Incorporation and other actions related to the Merger. The Merger closed on November 5, 2021 (the “Closing Date”).

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 to the July Current Report, which is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

The Merger and Issuance of Shares

As described in the Introductory Note above, on November 5, 2021, pursuant to the terms of the Merger Agreement, the Company closed the Merger whereby Merger Sub merged with and into the Mullen Automotive-California, with Mullen Automotive-California surviving as a wholly-owned subsidiary of the Company and changed its name to “Ottava Automotive Inc.” At the effective time of the Merger, each share of Mullen Automotive-California common stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock issued and outstanding immediately prior to the Merger Effective Time, other than dissenting shares, were canceled and converted automatically into the right to receive a number of shares of Company Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, as the case may be, determined in accordance with the Merger Agreement and as provided in Schedule A to the Merger Agreement. As a result, the Company issued an aggregate of 15,647,321 shares of Common Stock, 1,536,692 shares of Series A Preferred Stock, 5,567,319 shares of Series B Preferred Stock, and 4,973,093 shares of Series C Preferred Stock. Pursuant to the closing of the merger, there are 51,731,640 million shares issued and outstanding on a fully diluted basis, all of Mullen Automotive' s outstanding common and preferred shares were exchanged for Net Element common and preferred stock; an aggregate of 43,971,895 million shares which represents 85 percent of the combined company, were allocated to holders of common stock, preferred stock and reserved for issuance under outstanding warrants.

The issuance of 8,000,000 shares of Common Stock, 200,000 shares of Series A Preferred Stock, 12,000,000 shares of Series B Preferred Stock, and 40,000,000 shares of Series C Preferred Stock in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to the Company’s registration statement on Form S-4 (File No. 333-256166), as amended, declared effective by the SEC on July 26, 2021 (the “Registration Statement’).

Prior to the Merger, the Company (as Net Element, Inc.) transferred its assets and liabilities to RBL Capital Group LLC (“RBL”) in full satisfaction of the outstanding loan balance owed to RBL by Net Element and its subsidiary or affiliated entities pursuant to a Divestiture Agreement, dated July 20, 2021, which was filed with the Registration Statement as exhibit 10.2.

The proxy statement/prospectus included in the Registration Statement contains additional information about the Merger and related transactions.

Item 3.02	Unregistered Sales of Equity Securities

Name	Restricted Shares of Common Stock
David Michery	5,154,049
Elegant Funding Inc.	171,652
Keith R. Drohan	623
Tiffany A Drohan	1,946
Tiffany N Drohan	1,646,456
HLE Development Inc.	672,595
Total	7,647,321

Issuance of Exchange Agreement Warrants to purchase 13,481,188 shares of common stock a purchase price of $8.83 per share.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On the Closing Date and as contemplated by the terms of the Merger Agreement, Oleg Firer, John Roland, Jon Najarian, and Todd Raarup each resigned as a director of the Company (including any committee of the board of directors of the Company) and Jeffrey Ginsberg, Andrey Krotov, Vlad Sadovskiy, and Steven Wolberg resigned as officers of the Company. At such time, as approved at the Special Meeting and reported in the August Current Report, the following became directors of the Company to serve until the annual meeting of the year noted next to their respective Class name and until their respective successors are duly elected and qualified, subject to such directors’ earlier death, resignation, retirement, disqualification or removal:

Name of Director	Class
David Michery	Class I – 2022
Jerry Alban	Class 1- 2022
Mary Winter	Class I – 2022
Kent Puckett	Class II – 2023
Mark Betor	Class II – 2023
William Miltner	Class III – 2024
Jonathan New	Class III - 2024

Also on the Closing Date and as contemplated by the terms of the Merger Agreement, the following individuals were appointed as officers of the Company:

Name	Position
David Michery	Chief Executive Officer
Kerri Sadler	Chief Financial Officer
Jerry Alban	Chief Operating Officer
Mary Winter	Secretary

Biographical information about each officer and director, including appointments to the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is included in, and incorporated herein by reference to, the Registration Statement under the section entitled “Management Following the Merger.”

On the Closing Date, each of Oleg Firer, Steven Wolberg, and Jeffrey Ginsberg were granted restricted stock awards for common stock of the Company, in amounts of 150,172 shares, 73,504, and 12,665 shares, respectively, all of which vested in full on the Closing Date.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 3, 2021, the Company filed an amendment to its Amended and Restated Certificate of Incorporation (the “Certificate Amendment”) with the Delaware Secretary of State, pursuant to which the Company’s name was changed from “Net Element, Inc.” to “Mullen Automotive Inc.” A copy of the Certificate Amendment is included as Exhibit 3.1 hereto.

Effective at 12:01 p.m. Pacific Time on November 5, 2021, the Company filed a Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate of Incorporation”) with the Delaware Secretary of State of the State to effectuate the following changes, which were approved at the Special Meeting and reported in the August Current Report:

•	change the par value and to increase the number of authorized shares of common stock from 100,000,000 shares, par value $0.0001, to 500,000,000 shares, par value $0.001;
•	(a) to change the par value and increase the number of authorized shares of preferred stock from 1,000,000, par value $0.01, to 58,000,000 shares, par value $0.001 (the “Preferred Stock”); (b) to authorize the issuance of up to 200,000 shares of Series A Preferred Stock, which series carries 1,000 votes per share and converts into Common Stock on a 100-for-1 basis (the “Series A Preferred Stock”); (c) to authorize the issuance of up to 12,000,000 shares of Series B Preferred Stock, which series carries one vote per share and converts into Common Stock on a 1-for-1 basis (the “Series B Preferred Stock”); and (d) to authorize the issuance of up to 40,000,000 shares of Series C Preferred Stock, which series carries one vote per share and converts into Common Stock on a 1-for-1 basis (the “Series C Preferred Stock”);
•	classify the Board of Directors; and
•	other changes, including removal of the restriction on the right for stockholders to act by written consent.

.

A copy of the Second Amended and Restated Certificate of Incorporation is included as Exhibit 3.2 hereto.

In connection with the Merger of Net Element and Mullen Automotive-California, Net Element became the parent company of Mullen Automotive-California. The Merger has been accounted for as a reverse merger transaction, in which Mullen Automotive-California is treated as the acquirer for financial accounting purposes. On November 5, 2021, the Board of Directors approved a change in the Company’s fiscal year end from December 31 to September 30, the fiscal year end of Mullen Automotive-California. In accordance with SEC guidance, a transition report is not required in connection with this change in the Company’s fiscal year end. Accordingly, the Company intends to file its Annual Report on Form 10-K for the fiscal year ended September 30, 2021.

Item 7.01	Regulation FD

On November 5, 2021, the Company issued a press release announcing trading under Nasdaq stock ticker symbol “MULN.” A Copy of the press release is attached hereto as Exhibit 99.2 and the information therein is incorporated herein by reference.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.2 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) , or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

In connection with the Name Change, The Nasdaq Stock Market, LLC (Nasdaq Capital Market) ticker symbol for the Company’s Common Stock changed from “NETE” to “MULN” at the opening of trading on November 5, 2021 (the “Ticker Change”). The new CUSIP number of the Common Stock is 62526P 109.

The Name Change and Symbol Change do not affect the rights of the Company’s stockholders. The common stock will continue to be traded on The Nasdaq Stock Market, LLC (Nasdaq Capital Market). Following the Name Change, the stock certificates of the common stock, which reflect the former name of the Company, will continue to be valid. Certificates reflecting the Name Change will be issued in due course as old stock certificates are tendered for exchange or transfer to the Company’s transfer agent.

Attached as exhibits and as referenced in Item 9.01 are financial statements required to be filed further to those transactions set forth herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate Amendment
3.2	Second Amended and Restated Certificate of Incorporation
99.1(a)	Audited financial statements for the year ended September 30, 2020 and 2019
99.1(b)	Interim unaudited financial statements for the nine months ended June 30, 2021 and 2020
99.1(c)	Pro forma financial statements for June 30, 2021 and September 30, 2020
99.2	Press Release dated November 5, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MULLEN AUTOMOTIVE INC.

Date: November 12, 2021	By:	/s/ David Michery
David Michery
Chief Executive Officer